Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

Point Blank Solutions Files Voluntary Petition for Chapter 11 Reorganization;
Reaches Agreement to Obtain Debtor-in-Possession Financing for up to $20 Million

Pompano Beach, FL, April 14, 2010 – Point Blank Solutions, Inc. (OTC-BB: PBSO), a leader in the field of protective body armor, today announced that the Company and its subsidiaries have filed a voluntary petition for Chapter 11 reorganization. The Company also announced that it has reached an agreement for up to $20 million of Debtor-in-Possession (“DIP”) financing, pending bankruptcy court approval.

The decision to file for Chapter 11 protection was driven primarily by continued expenses associated with legacy issues from former management, and the lack of financing available to the Company given the state of the credit markets.  The Company had been seeking financing alternatives that would allow it to continue operating outside of bankruptcy, however, the Board of Directors determined that a Chapter 11 reorganization, was in the best interests of the Company, its customers, creditors, employees, and other interested parties.

The Company fully intends to continue all business operations throughout the administration of the bankruptcy cases and to honor all of its existing customer commitments without interruption, post-petition.  Subject to bankruptcy court approval, the Company will use the DIP financing, along with cash from operations, to fulfill these intentions and to meet its working capital needs during the reorganization process.

James Henderson, CEO and Chairman of the Board, stated, “Despite all of the legacy issues we have faced over the past several years, we continue to produce what I believe, are the industry’s best products for the most important customers in the world.  We have won several key contracts, paid down a substantial amount of our debt and realigned our business to return to profitability.  Without a financing facility and with mounting legacy expenses, however, we had to take this step to reorganize.  I am confident that we will continue to operate in an efficient manner and meet our customer requirements during the reorganization process and that we will emerge a stronger organization, due to the quality of our products and our people.”

Point Blank has filed a series of first-day motions in the bankruptcy court in Delaware, seeking to ensure that it will not have any interruption in maintaining and honoring its commitments during the reorganization process.  Although Chapter 11 law prohibits payments for any invoices that were outstanding at the time of the filing without prior court approval, it does provide greater protection to those providers of goods and services who conduct business with the Company from this point forward. Approval of the restructuring and all principal steps related thereto, will be subject to numerous preconditions, including, but not limited to, preparation of definitive documentation and approval by the Delaware bankruptcy court.

The Company’s general bankruptcy counsel is Pachulski Stang Ziehl & Jones LLP and its financial advisor is CRG Partners Group, LLC.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.  The Company maintains facilities in Pompano Beach, FL and Jacksboro, TN. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY'S SENIOR MANAGEMENT AND (11) UNCERTAINTIES ASSOCIATED WITH THE REORGANIZATION PROCESS AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Company Contact:
Glenn Wiener
212-786-6011

#   #   #   #   #